Exhibit 4.10
Execution Version
THIRD LIEN BRANDCO STOCK PLEDGE AGREEMENT
made by
REVLON CONSUMER PRODUCTS CORPORATION,
as the Borrower,
and the Subsidiary Guarantors party hereto
in favor of
JEFFERIES FINANCE LLC,
as Third Lien Collateral Agent
Dated as of May 7, 2020

Error! Unknown document property name.
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Table of Contents
Page
Section 1. DEFINED TERMS 1
1.1 Definitions 1
1.2 Other Definitional Provisions 5
Section 2. GRANT OF SECURITY INTEREST 8
2.1 Grant of Security Interests 8
2.2 Conflicts 10
Section 3. REPRESENTATIONS AND WARRANTIES 10
3.1 Representation in Credit Agreement 10
3.2 Title; No Other Liens 10
3.3 Names; Jurisdiction of Organization 11
3.4 Pledged Stock 11
Section 4. COVENANTS 12
4.1 Covenants in Credit Agreement 12
4.2 Investment Property 12
Section 5. REMEDIAL PROVISIONS 15
5.1 Pledged Stock 16
5.2 Proceeds to be Turned Over To Third Lien Collateral Agent 19
5.3 Application of Proceeds 19
5.4 Code and Other Remedies 20
5.5 Sale of Pledged Stock 21
5.6 Deficiency 21
Section 6. THE THIRD LIEN COLLATERAL AGENT 22
6.1 Third Lien Collateral Agent’s Appointment as Attorney-in-Fact, etc. 22
6.2 Duty of Third Lien Collateral Agent 23
6.3 Execution of Financing Statements 24
6.4 Authority of Third Lien Collateral Agent 24
Section 7. MISCELLANEOUS 24
7.1 Amendments in Writing 24
7.2 Notices 24
7.3 No Waiver by Course of Conduct; Cumulative Remedies 25
7.4 Enforcement Expenses; Indemnification 25
7.5 Successors and Assigns 25
7.6 Set-Off 25
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7.7 Counterparts 26
7.8 Severability 26
7.9 Section Headings 26
7.10 Integration 26
7.11 GOVERNING LAW 26
7.12 Submission To Jurisdiction; Waivers 26
7.13 Acknowledgements 28
7.14 Additional Pledgors 28
7.15 Releases 28
7.16 WAIVER OF JURY TRIAL 29
7.17 Delegation by each Non-US Pledgor 30
7.18 Judgment Currency 30

SCHEDULES
Schedule 1 Investment Property
Schedule 2 Legal Name and Jurisdictions of Organization
ANNEXES
Annex I Assumption Agreement

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THIRD LIEN BRANDCO STOCK PLEDGE AGREEMENT
THIRD LIEN BRANDCO STOCK PLEDGE AGREEMENT, dated as of May 7, 2020, made by each of the signatories hereto, in favor of Jefferies Finance LLC, as collateral agent (in such capacity, the “Third Lien Collateral Agent”) for the benefit of the Third Lien Secured Parties (as defined in the BrandCo Credit Agreement, dated as of the date hereof (as amended, restated, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revlon Consumer Products Corporation, a Delaware corporation (the “Borrower”), Revlon, Inc., a Delaware corporation (“Holdings”), the financial institutions or other entities (the “Lenders”) from time to time parties thereto and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and each Collateral Agent for the Lenders).
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Pledgor (as defined below);
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Pledgors in connection with the operation of their respective businesses;
WHEREAS, the Borrower and the other Pledgors are engaged in related businesses, and each Pledgor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Pledgors shall have executed and delivered this Agreement to the Third Lien Collateral Agent for the benefit of itself, the Administrative Agent and the other Third Lien Secured Parties;
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Third Lien Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Pledgor hereby agrees with the Third Lien Collateral Agent, for the benefit of the Third Lien Secured Parties, as follows:
SECTION 1. DEFINED TERMS
1.1 Definitions
.
(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: “Certificated Security”, “Money”, “Security” and “Uncertificated Security”.
(b) The following terms shall have the following meanings:

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“Agreement”: this Third Lien BrandCo Stock Pledge Agreement, as the same may be amended, waived, supplemented or otherwise modified from time to time.
“Borrower”: as defined in the preamble hereto.
“Borrower Credit Agreement Obligations”: the meaning assigned to the term “Obligations” in the Credit Agreement.
“Collateral”: as defined in Section 2.1.
“Collateral Account”: any collateral account established by the Third Lien Collateral Agent as provided in Section 5.2.
“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Stock.
“Issuers”: the collective reference to each issuer of a Pledged Stock.
“New York UCC”: the Uniform Commercial Code from time to time in effect in the State of New York; provided that in the event that by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code of any other jurisdiction, such term shall mean the Uniform Commercial Code of such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
“Non-US Pledgor”: any Pledgor not organized under the laws of any jurisdiction within the United States.
“Pledged Stock”: the collective reference to (i) the shares of Capital Stock listed on Schedule 1 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of up to 34% of the Capital Stock of any first-tier Foreign Subsidiary or Foreign Subsidiary Holding Company that may be issued or granted to, or held by, any Pledgor while this Agreement is in effect.
“Pledgor Obligations”: with respect to any Pledgor, all obligations and liabilities of such Pledgor which may arise under or in connection with this Agreement or any other Loan Document to which such Pledgor is a party, in each case whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, to the Third Lien Collateral Agent or to the other Third Lien Secured Parties that are required to be paid by such Pledgor pursuant to the terms of this Agreement or any other Loan Document).
“Pledgors”: the collective reference to each signatory hereto (other than the Third Lien Collateral Agent) together with any other entity that may become a party hereto as provided in Section 7.14.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

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“Secured Obligations”: (i) the Borrower Credit Agreement Obligations and (ii) the Pledgor Obligations.
“Securities Act”: the Securities Act of 1933, as amended.
1.2 Other Definitional Provisions
.
(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor’s Collateral or the relevant part thereof.
SECTION 2. GRANT OF SECURITY INTEREST
2.1 Grant of Security Interests
. Each Pledgor hereby grants to the Third Lien Collateral Agent, for the benefit of the Third Lien Secured Parties, a security interest in all of such Pledgor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, in each case except to the extent released in accordance with Section 7.15, the “Collateral”), as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations:
(a) all Pledged Stock;
(b) all books and records pertaining to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
(c) to the extent not otherwise included, all Proceeds and products of any of the Collateral and products of any and all of the foregoing and all collateral security given by any Person with respect to any of the foregoing.
2.2 Conflicts
.
(a) In the event of any conflict between the terms of the Credit Agreement and this Agreement, the terms of the Credit Agreement shall govern and control. In the event of any such conflict, each Pledgor may act (or omit to act) in accordance with the Credit Agreement, as applicable, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

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(b) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Third Lien Collateral Agent for the benefit of the Third Lien Secured Parties pursuant to this Agreement are subject to the provisions of the BrandCo Intercreditor Agreement and (ii) the exercise of any right or remedy by the Third Lien Collateral Agent hereunder or the application of proceeds of any Collateral are subject to the provisions of the BrandCo Intercreditor Agreement and, to the extent provided therein, the “First Lien Security Documents” and “Second Lien Security Documents” (each, as defined in the BrandCo Intercreditor Agreement). In the event of any conflict between the terms of the BrandCo Intercreditor Agreement and this Agreement governing the priority of the security interests granted to the Third Lien Collateral Agent or the exercise of any right or remedy, the terms of the BrandCo Intercreditor Agreement shall govern and control as among the Third Lien Collateral Agent, on the one hand, and any other secured creditor (or agent therefor) party thereto, on the other hand. In the event of any such conflict, each Pledgor may act (or omit to act) in accordance with the BrandCo Intercreditor Agreement and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.
SECTION 3. REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent, the Third Lien Collateral Agent and the Third Lien Secured Parties to enter into the Credit Agreement, and to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, each Pledgor hereby represents and warrants with respect to itself to each of the Administrative Agent, the Third Lien Collateral Agent and each other Third Lien Secured Party that:
3.1 Representations in Credit Agreement
. In the case of each Guarantor, the representations and warranties set forth in Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 4.10, 4.12, 4.13, 4.15, 4.16, 4.17, 4.19, 4.21, 4.23 and 4.24 of the Credit Agreement to the extent they refer to such Guarantor or to the Loan Documents to which such Guarantor is a party or to the use of the proceeds of any Loans by any Guarantor, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each of the Administrative Agent, the Third Lien Collateral Agent and each other Third Lien Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided, that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.
3.2 Title; No Other Liens
. Except as would not reasonably be expected to have a Material Adverse Effect, such Pledgor owns or has rights in each item of the Collateral; and such Collateral is free and clear of any and all Liens except as permitted by the Loan Documents. Except as permitted by the Loan Documents, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except financing statements or other public notices that have been filed without the consent of the Pledgor.
3.3 Names; Jurisdiction of Organization
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(a) On the date hereof, such Pledgor’s full and correct legal name, jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the jurisdiction in which financing statements in appropriate form are to be filed are specified on Schedule 2.
(b) When financing statements in appropriate form are filed in the jurisdictions specified on Schedule 2 (or, in the case of Collateral not in existence on the Closing Date, such other offices as may be appropriate), the Third Lien Collateral Agent shall have a fully perfected third priority Lien on, and security interest in, all right, title and interest of such Pledgor in such Collateral (including any proceeds of any item of Collateral) (to the extent a security interest in such Collateral can be perfected through the filing of such financing statements in the jurisdictions specified on Schedule 2 (or, in the case of Collateral not in existence on the Closing Date, such other offices as may be appropriate)).
3.4 Pledged Stock
.
(a) On the date hereof, the shares of Pledged Stock pledged by such Pledgor hereunder:
(i) with respect to any such shares of Pledged Stock issued by the Borrower and any other Subsidiary, have been duly authorized, validly issued and are fully paid and non-assessable, to the extent such concepts are applicable; and
(ii) constitute 34% of the outstanding voting Capital Stock of a first-tier Foreign Subsidiary or Foreign Subsidiary Holding Company and all the non-voting Capital Stock of such class of each relevant Issuer owned directly by such Pledgor.
(b) Such Pledgor is the record and beneficial owner of the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of any other Person, except the security interest created by this Agreement and Liens, options or claims not prohibited by the Credit Agreement and subject to any transfers made in compliance with the Loan Documents.
SECTION 4. COVENANTS
Each Pledgor covenants and agrees with the Administrative Agent, the Third Lien Collateral Agent and the other Third Lien Secured Parties that, subject to Section 7.15(b), from and after the date of this Agreement until the Secured Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated:
4.1 Covenants in Credit Agreement
. To the extent applicable, each Pledgor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Pledgor or any of its Subsidiaries.
4.2 Investment Property
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(a) In the case of each Pledgor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 5.1(c) and 5.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.5 with respect to the Pledged Stock issued by it.
(b) To the extent that any Capital Stock included in the Collateral is or becomes a Certificated Security, the applicable Pledgor shall promptly deliver such certificates evidencing such Pledged Stock to the applicable collateral agent under the BrandCo Intercreditor Agreement, together with stock powers or indorsements thereof.
SECTION 5. REMEDIAL PROVISIONS
5.1 Pledged Stock
.
(a) Unless an Event of Default shall have occurred and be continuing and the Third Lien Collateral Agent, at the direction of the Required Term B-3 Lenders, shall have given notice to the relevant Pledgor of the Third Lien Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.1(b), each Pledgor shall be permitted to (i) receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and (ii) to exercise all voting and corporate or other organizational rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Stock or the rights and remedies of any of the Third Lien Collateral Agent or any other Third Lien Secured Party under this Agreement or any other Loan Document or the ability of the Third Lien Secured Parties to exercise the same; provided, further, that the Third Lien Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and corporate or other organizational rights it is entitled to exercise pursuant to sub-clause (ii) of this Section 5.1(a). For the avoidance of doubt, an exercise of voting and corporate or other organizational rights with respect to such Pledged Stock shall not be deemed to be material and adverse to any Person if such exercise is made in connection with a transaction not prohibited by the Credit Agreement and the other Loan Documents.
(b) If an Event of Default shall occur and be continuing and the Third Lien Collateral Agent, at the direction of the Required Term B-3 Lenders, shall give notice of its intent to exercise such rights to the relevant Pledgor or Pledgors (which notice shall not be required if an Event of Default under clause (i) or (ii) of Section 8.1(f) of the Credit Agreement shall have occurred and be continuing) and subject to the rights of the Collateral Agents and the obligations of the Pledgors under the BrandCo Intercreditor Agreement, (i) the Third Lien Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Secured Obligations in the order set forth in Section 5.4; provided that after all Events of Default have been cured or waived and each applicable Pledgor has delivered to the Administrative Agent certificates to that effect reasonably satisfactory to the Third Lien Collateral Agent, the Third Lien Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Pledgor (without interest) all dividends, interest, principal or other distributions that such

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Pledgor would otherwise be permitted to retain pursuant to the terms of sub-clause (i) of Section 5.1(a) above and that remain, and (ii) the Third Lien Collateral Agent shall have the right to cause any or all of the Pledged Stock to be registered in the name of the Third Lien Collateral Agent or its nominee, and the Third Lien Collateral Agent or its nominee may thereafter during the continuance of such Event of Default exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion at the direction of the Required Term  B-3 Lenders any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Pledgor or the Third Lien Collateral Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Third Lien Collateral Agent may reasonably determine), all without liability (except liabilities resulting from the gross negligence or willful misconduct of the Third Lien Collateral Agent) except to account for property actually received by it, but the Third Lien Collateral Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Third Lien Collateral Agent has given notice of its intent to exercise as set forth above; provided that after all Events of Default have been cured or waived and each applicable Pledgor has delivered to the Administrative Agent certificates to that effect reasonably satisfactory to the Third Lien Collateral Agent, all rights vested in the Third Lien Collateral Agent pursuant to this paragraph shall cease, and the Pledgors shall have the voting and corporate or other organizational rights they would otherwise be entitled to exercise pursuant to the terms of sub-clause (ii) of Section 5.1(a) above and the obligations of the Third Lien Collateral Agent under the second proviso in Section 5.1(a) shall be in effect.
(c) Each Pledgor hereby authorizes and instructs each Issuer of any Pledged Stock pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing without the consent of such Pledgor or any other Person that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) after an Event of Default has occurred and is continuing, unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Third Lien Collateral Agent, subject to the rights of the Collateral Agents and the obligations of the Pledgors under the BrandCo Intercreditor Agreement.
5.2 Proceeds to be Turned Over To Third Lien Collateral Agent
. Subject to the terms of the BrandCo Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, at the request of the Third Lien Collateral Agent, all Proceeds received by any Pledgor consisting of cash, checks and other near-cash items shall be held by such Pledgor in trust for the Administrative Agent, the Third Lien Collateral Agent and the other Third Lien Secured Parties, segregated from other funds of such Pledgor, and, subject to the rights of the Collateral Agents and the obligations of the Pledgors under the BrandCo Intercreditor Agreement, shall, promptly upon receipt by such Pledgor, be turned over to the Third Lien Collateral Agent in the exact form received by such Pledgor (duly indorsed by such Pledgor to the Third Lien Collateral Agent, if required). All Proceeds received by the Third Lien Collateral Agent hereunder shall be held by the Third Lien Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Third Lien Collateral Agent in a Collateral

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Account (or by such Pledgor in trust for the Administrative Agent, the Third Lien Collateral Agent and the other Third Lien Secured Parties) shall continue to be held as collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.
5.3 Application of Proceeds
. Subject to the BrandCo Intercreditor Agreement, if an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, at any time at the Third Lien Collateral Agent’s election, subject to the terms of the BrandCo Intercreditor Agreement, the Third Lien Collateral Agent may apply all or any part of Proceeds constituting Collateral in payment of the Secured Obligations, and shall make any such application in the following order:
First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the Agents under the Loan Documents;
Second, to the Third Lien Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Third Lien Secured Parties according to the amounts of such Secured Obligations then due and owing and remaining unpaid to each of them;
Third, any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated, to the Collateral Agents, in accordance with the BrandCo Intercreditor Agreement; and
Fourth, any remaining balance after the application in full pursuant to clause Third above, shall be paid over to the Borrower or to whomsoever shall be lawfully entitled to receive the same.
5.4 Code and Other Remedies
. If an Event of Default shall occur and be continuing, the Third Lien Collateral Agent, on behalf of itself, the Administrative Agent and the other Third Lien Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the maximum extent permitted under applicable law, the Third Lien Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise required by the Credit Agreement) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived, to the maximum extent permitted under applicable law unless otherwise provided in the Credit Agreement), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to pre-existing rights and licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, the Third Lien Collateral Agent or any other Third Lien Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, the Third Lien Collateral Agent or any other Third Lien Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the

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whole or any part of the Collateral so sold, free of any right or equity of redemption, stay or appraisal in any Pledgor, which rights or equities are hereby waived and released. Each Pledgor further agrees, at the Third Lien Collateral Agent’s request, to assemble the Collateral and make it available to the Third Lien Collateral Agent at places which the Third Lien Collateral Agent shall reasonably select, whether at such Pledgor’s premises or elsewhere. The Third Lien Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind actually incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Third Lien Collateral Agent and the other Third Lien Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in accordance with Section 5.3, and only after such application and after the payment by the Third Lien Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Third Lien Collateral Agent account for the surplus, if any, to any Pledgor. Notwithstanding the foregoing, the Third Lien Collateral Agent shall give each applicable Pledgor not less than 10 days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Third Lien Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any remedies provided in this Section 5.4 shall be subject to the BrandCo Intercreditor Agreement.
5.5 Sale of Pledged Stock
.
(a) Subject in all respects to Section 10.14 of the Credit Agreement, the Third Lien Collateral Agent is authorized, in connection with any sale of any Pledged Stock pursuant to Section 5.4, to deliver or otherwise disclose to any prospective purchaser of the Pledged Stock: (i) any registration statement or prospectus, and all supplements and amendments thereto; and (ii) any other information in its possession relating to such Pledged Stock to the extent reasonably necessary to be disclosed in connection with such sale of Pledged Stock, in each case provided that the Third Lien Collateral Agent uses commercially reasonable efforts to ensure that such information is kept confidential in connection with such sale of Pledged Stock and the recipient is informed of the confidential nature of the information.
(b) Each Pledgor recognizes that the Third Lien Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Third Lien Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

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5.6 Deficiency
. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Third Lien Collateral Agent to collect such deficiency.
SECTION 6. THE THIRD LIEN COLLATERAL AGENT
6.1 Third Lien Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Pledgor hereby irrevocably constitutes and appoints the Third Lien Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, in accordance with the BrandCo Intercreditor Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Third Lien Collateral Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following (provided that anything in this Section 6.1(a) to the contrary notwithstanding, the Third Lien Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing):
(i) in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Third Lien Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv) execute, in connection with any sale provided for in Section 5.4 or 5.8, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v) (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Third Lien Collateral Agent or as the Third Lien Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought

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against such Pledgor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Third Lien Collateral Agent may reasonably deem appropriate; and (7) subject to pre-existing rights, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Third Lien Collateral Agent were the absolute owner thereof for all purposes, and do, at the Third Lien Collateral Agent’s option and such Pledgor’s reasonable expense, at any time, or from time to time, all acts and things which the Third Lien Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s, the Third Lien Collateral Agent’s and the other Third Lien Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.
(b) If any Pledgor fails to perform or comply with any of its agreements contained herein, the Third Lien Collateral Agent, at the direction of the Required Term B-3 Lenders, may give such Pledgor written notice of such failure to perform or comply and if such Pledgor fails to perform or comply within five (5) Business Days of receiving such notice (or if the Third Lien Collateral Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Third Lien Collateral Agent hereunder could result prior to the end of such five-Business Day period), then the Third Lien Collateral Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
(d) The actions of the Third Lien Collateral Agent hereunder are subject to the provisions of the Credit Agreement, including the rights, protections, privileges, benefits, indemnities and immunities, which are incorporated herein mutatis mutandis, as if a part hereof. The Third Lien Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement and the Third Lien Collateral Agent may employ agents and attorneys-in-fact in connection herewith in accordance with the Credit Agreement. The Third Lien Collateral Agent may resign and a successor Third Lien Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Third Lien Collateral Agent by a successor Third Lien Collateral Agent, that permitted successor Third Lien Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Third Lien Collateral Agent under this Agreement, and the retiring Third Lien Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement from and after the exact time of such discharge. After any retiring Third Lien Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Third Lien Collateral Agent. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided in the BrandCo Intercreditor Agreement, the Third Lien Collateral Agent shall act or refrain from acting with respect to any Collateral or any occasion requiring or permitting an approval, consent, discretion, waiver, election or other action on the part of the Third Lien Collateral Agent only on the written instructions and at the written direction of the holders of a majority of the aggregate principal amount of the Obligations then outstanding; provided that the Third Lien Collateral Agent shall not be required to take any action that, in its opinion or the opinion

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of its counsel, may expose the Third Lien Collateral Agent to liability or that is contrary to the Loan Documents or applicable laws.
6.2 Duty of Third Lien Collateral Agent
. To the extent permitted by law, the Third Lien Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Third Lien Collateral Agent deals with similar property for its own account. The Third Lien Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Third Lien Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Third Lien Collateral Agent nor any of the other Third Lien Secured Parties shall have responsibility for, without limitation, (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Third Lien Collateral Agent or any other Third Lien Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral. None of the Administrative Agent, the Third Lien Collateral Agent, any other Third Lien Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Third Lien Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Security Agreement and its duties hereunder, upon advice of counsel selected by it. The powers conferred on the Administrative Agent, the Third Lien Collateral Agent and the other Third Lien Secured Parties hereunder are solely to protect the Administrative Agent’s, the Third Lien Collateral Agent’s and the other Third Lien Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent, the Third Lien Collateral Agent or any other Third Lien Secured Party to exercise any such powers. The Administrative Agent, the Third Lien Collateral Agent and the other Third Lien Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.
6.3 Execution of Financing Statements
. Pursuant to any applicable law, each Pledgor authorizes the Third Lien Collateral Agent at any time and from time to time to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Third Lien Collateral Agent reasonably determines appropriate to perfect the security interests of the Third Lien Collateral Agent under this Agreement. Each Pledgor agrees to provide such information as the Third Lien Collateral Agent may reasonably request necessary to enable the Third Lien Collateral Agent to make any such filings promptly following any such request. Notwithstanding anything else herein, the Third Lien Collateral Agent shall not be liable for the preparation, filing, recording, registration or maintenance of any financing statements or any instruments, agreements or other documents, all of which shall be the obligation of Borrower.

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6.4 Authority of Third Lien Collateral Agent
. Each Pledgor acknowledges that the rights and responsibilities of the Third Lien Collateral Agent under this Agreement with respect to any action taken by the Third Lien Collateral Agent or the exercise or non-exercise by the Third Lien Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Administrative Agent, the Third Lien Collateral Agent and the other Third Lien Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Third Lien Collateral Agent and the Pledgors, the Third Lien Collateral Agent shall be conclusively presumed to be acting as agent for itself, the Administrative Agent and the other Third Lien Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 7. MISCELLANEOUS
7.1 Amendments in Writing
. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.
7.2 Notices
. All notices, requests and demands to or upon the Third Lien Collateral Agent or any Pledgor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement.
7.3 No Waiver by Course of Conduct; Cumulative Remedies
. Neither the Administrative Agent, the Third Lien Collateral Agent nor any other Third Lien Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, the Third Lien Collateral Agent or any other Third Lien Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, the Third Lien Collateral Agent or any other Third Lien Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Third Lien Collateral Agent or such other Third Lien Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
7.4 Enforcement Expenses; Indemnification
.

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(a) Each Pledgor agrees to pay, and to hold the Administrative Agent, the Third Lien Collateral Agent and the other Third Lien Secured Parties harmless from, any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.
(b) The agreements in this Section 7.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and, the other Loan Documents.
7.5 Successors and Assigns
. Subject to Section 7.15, this Agreement shall be binding upon the successors and permitted assigns of each Pledgor and shall inure to the benefit of the Administrative Agent, the Third Lien Collateral Agent and the other Third Lien Secured Parties and their successors and permitted assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Third Lien Collateral Agent except as permitted under the Credit Agreement.
7.6 Set-Off
. Each Pledgor hereby irrevocably authorizes the Administrative Agent, the Third Lien Collateral Agent and each other Third Lien Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, to the extent permitted by applicable law, upon any amount becoming due and payable by each Pledgor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods and whether or not the Administrative Agent, the Third Lien Collateral Agent or any other Third Lien Secured Party has made any demand therefor) to set-off and appropriate and apply against such amount (or any part thereof) any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Third Lien Collateral Agent or such other Third Lien Secured Party to or for the credit or the account of such Pledgor, provided that, if such Third Lien Secured Party is a Lender, it complies with Section 10.7 of the Credit Agreement. Each of the Administrative Agent, the Third Lien Collateral Agent and each other Third Lien Secured Party shall notify such Pledgor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Third Lien Collateral Agent and each other Third Lien Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, the Third Lien Collateral Agent or such other Third Lien Secured Party may have.
7.7 Counterparts
. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic (e.g., “pdf”) transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
7.8 Severability
. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating

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the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.9 Section Headings
. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
7.10 Integration
. This Agreement and the other Loan Documents represent the entire agreement of the Pledgors, the Administrative Agent, the Third Lien Collateral Agent and the other Third Lien Secured Parties with respect to the subject matter hereof and thereof.
7.11 GOVERNING LAW
. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
7.12 Submission To Jurisdiction; Waivers
. Each party hereto hereby irrevocably and unconditionally:
(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and, together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Third Lien Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Secured Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 7.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Third Lien Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment and (iii) if all such New York Courts decline jurisdiction over any person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction;
(b) consents that any such action or proceeding may be brought in the New York Courts and appellate courts from either of them, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 7.2 or at such other address of which the Third Lien Collateral Agent shall have been notified pursuant thereto;
(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and
(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.12 any special, exemplary, punitive or consequential damages (provided that such waiver shall not limit the indemnification obligations of the Pledgors to the extent such special, exemplary, punitive or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under Section 10.5 of the Credit Agreement).
Each Non-US Pledgor hereby irrevocably and unconditionally appoints the Borrower as its agent to receive on behalf of such Non-US Pledgor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such New York state or federal court. In any such action or proceeding in such New York state or federal court sitting in the City of New York, such service may be made on such Non-US Pledgor by delivering a copy of such process to such Non-US Pledgor in care of the Borrower at the Borrower’s address listed in Section 10.2 of the Credit Agreement (or at such other address as may be notified by the Borrower pursuant to such Section 10.2) and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Non-US Pledgor (such service to be effective upon such receipt by the Borrower and the depositing of such process in the mails as aforesaid). Each Non-US Pledgor hereby irrevocably and unconditionally authorizes and directs the Borrower to accept such service on its behalf. Each Non-US Pledgor hereby agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
7.13 Acknowledgements
. Each Pledgor hereby acknowledges that:
(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b) neither the Administrative Agent, the Third Lien Collateral Agent nor any other Third Lien Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Pledgors, on the one hand, and the Administrative Agent, the Third Lien Collateral Agent and the other Third Lien Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent, the Third Lien Collateral Agent and the Lenders or among the Pledgors and the Administrative Agent, the Third Lien Collateral Agent and the Lenders.
7.14 Additional Pledgors

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. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.8 of the Credit Agreement shall become a Pledgor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto or such other form reasonably acceptable to the Third Lien Collateral Agent and the Borrower.
7.15 Releases
.
(a) Pursuant to Section 10.15 of the Credit Agreement or at such time as the Secured Obligations (other than contingent or indemnification obligations not then due) shall have been paid in full, the Commitments shall have been terminated, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Third Lien Collateral Agent and each Pledgor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgors. At the request and sole expense of any Pledgor following any such termination, the Third Lien Collateral Agent shall promptly deliver to such Pledgor any Collateral held by the Third Lien Collateral Agent hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.
(b) Pursuant to Section 10.15 of the Credit Agreement or if any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement (including by way of merger and including any assets transferred to a Subsidiary that is not a Loan Party, in each case, in a transaction permitted by the Credit Agreement), then the Lien granted under this Agreement on such Collateral shall be automatically released, and the Third Lien Collateral Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral. All releases or other documents delivered by the Third Lien Collateral Agent pursuant to this Section 7.15(b) shall be without recourse to, or warranty by, the Third Lien Collateral Agent.
(c) Liens on Collateral created hereunder shall be released and obligations of Pledgors hereunder shall terminate as set forth in Section 10.15 of the Credit Agreement.
7.16 WAIVER OF JURY TRIAL
. EACH PLEDGOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE ADMINISTRATIVE AGENT, THE THIRD LIEN COLLATERAL AGENT AND EACH OTHER THIRD LIEN SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM THEREIN.

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7.17 Delegation by each Non-US Pledgor
. Each Non-US Pledgor hereby irrevocably designates and appoints the Borrower as the agent of such Non-US Pledgor under this Agreement, the Credit Agreement and the other Loan Documents for the purpose of giving notices and taking other actions delegated to such Non-US Pledgor pursuant to the terms of this Agreement, the Credit Agreement and the other Loan Documents. In furtherance of the foregoing, each Non-US Pledgor hereby irrevocably grants to the Borrower such Non-US Pledgor’s power-of attorney, and hereby authorizes the Borrower, to act in place of such Non-US Pledgor with respect to matters delegated to such Non-US Pledgor pursuant to the terms of this Agreement, the Credit Agreement and the other Loan Documents and to take such other actions as are reasonably incidental thereto. Each Non-US Pledgor hereby further acknowledges and agrees that the Borrower shall receive all notices to such Non-US Pledgor for all purposes of this Agreement, the Credit Agreement and the other Loan Documents. The Borrower hereby agrees to provide prompt notice to such Non-US Pledgor of any notices received and all action taken by the Borrower under this Agreement, the Credit Agreement and the other Loan Documents on behalf of such Non-US Pledgor.
7.18 Judgment Currency
. The Obligations of each Pledgor due to any party hereto in Dollars or any holder of any Obligation which is denominated in Dollars, shall, notwithstanding any judgment in a currency (the “judgment currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party or such holder (as the case may be) in Dollars, such Pledgor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any holder of Obligations (as the case may be), such party or such holder (as the case may be), agrees to remit to such Pledgor, such excess.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

LEGAL_US_E # 148179738.4

IN WITNESS WHEREOF, each of the undersigned has caused this Third Lien BrandCo Stock Pledge Agreement to be duly executed and delivered as of the date first above written.
REVLON CONSUMER PRODUCTS CORPORATION,
as Borrower and Pledgor

By:  /s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Senior Vice President, Deputy
        General Counsel and Secretary

[Signature Page for Third Lien BrandCo Stock Pledge Agreement]

Almay, Inc.
ART & SCIENCE, LTD.
BARI COSMETICS, LTD.
Beautyge Brands USA, Inc.
Beautyge U.S.A., Inc.
Charles Revson Inc.
CREATIVE NAIL DESIGN, INC.
CUTEX, INC.
DF Enterprises, Inc.
elizabeth arden (Canada) limited
Elizabeth Arden (Financing), Inc.
elizabeth arden (UK) Ltd
Elizabeth Arden International Holding, Inc.
Elizabeth Arden Travel Retail, Inc.
Elizabeth Arden Investments, LLC
Elizabeth Arden NM, LLC
Elizabeth Arden USC, LLC
Elizabeth Arden, Inc.
FD Management, Inc.
North America Revsale Inc.
OPP Products, Inc.
RDEN Management, Inc.
Realistic Roux Professional Products Inc.
revlon canada, inc.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
Revlon International Corporation
Revlon Professional Holding Company LLC
RIROS Corporation
RIROS Group Inc.
Roux Laboratories, Inc.
Roux Properties Jacksonville, LLC
SinfulColors Inc.

each as Pledgor

By:  /s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

        JEFFeRIES FINANCE LLC,
as Third Lien Collateral Agent
[Signature Page for Third Lien BrandCo Stock Pledge Agreement]

By:  /s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director

[Signature Page for Third Lien BrandCo Stock Pledge Agreement]

Schedule 1

INVESTMENT PROPERTY

Pledged Stock

Debtor/ Pledgor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged
Revlon Consumer Products Corporation	Revlon Offshore Limited	Bermuda	4,421	13,005	34%
Revlon Consumer Products Corporation	Beautyge Participations, S.L.	Spain	567	1,667	34%
Revlon Consumer Products Corporation	Revlon Pension Trustee Company (U.K.) Limited	United Kingdom	34	100	34%
Beautyge Brands USA, Inc.	Beautyge I	Cayman Islands	34	100	34%
Revlon International Corporation	Europeenne de Produits de Beaute	France	36,465	107,250	34%
Revlon International Corporation	REVLON BEAUTY PRODUCTS, S.L.	Spain	2,218	6,523	34%
Revlon International Corporation	Revlon New Zealand Limited	New Zealand	17,000	50,000	34%
Revlon Consumer Products Corporation	Revlon New Zealand Limited	New Zealand	0	50,000	0%[1]
Revlon International Corporation	Revlon (Hong Kong) Limited	Hong Kong	340	1,000	34%
Revlon International Corporation	Revlon B.V.	Netherlands	85	250	34%
Revlon International Corporation	Revlon (Puerto Rico) Inc.	Puerto Rico	17,000	50,000	34%
Revlon Consumer Products Corporation	Revlon, S.A. de C.V.	Mexico	0	520,500,211	0%[2]
Revlon International Corporation	Revlon, S.A. de C.V.	Mexico	37,069,581	520,500,211	34%
			100,181,751
			16,661,854
			2,736,278
			9,100,508
			11,220,094
1 Minority owner holding 1 share. 34% of majority owner’s stock is being pledged.
2 Minority owner holding 20 shares. 34% of majority owner’s stock is being pledged.

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Revlon International Corporation	Revlon K.K.	Japan	5,152	148,880	34%
			5,152
			5,152
			515
			515
			515
			3,400
			16,619
			10,200
			3,400
Revlon International Corporation	Revlon (Suisse) S.A.	Switzerland	34	100	34%
Revlon International Corporation	Revlon China Holdings Limited	Cayman Islands	34	100	34%
Revlon International Corporation	New Revlon Argentina, S.A.	Argentina	2,859,860	9,345,947[3]	34%
Revlon International Corporation	Revlon Overseas Corporation, C.A.	Venezuela	17,956	52,813	34%
Revlon International Corporation	Revlon Mauritius Limited	Mauritius	8,534	25,100	34%
Revlon International Corporation	Revlon LTDA.	Brazil	340	1,000	34%
Revlon International Corporation	RML, LLC[4]	Delaware	34 membership units	100	34%
Revlon International Corporation	RML Holdings L.P.	Bermuda	4,080 common units	12,000[5]	34%
Roux Laboratories, Inc.	Beautyge Professional Limited (f/k/a Colomer Professional Limited)	Ireland	80,580	237,000	34%
Roux Laboratories, Inc.	Beautyge Mexico, S.A. de C.V. (Colomer Mexico S.A. de C.V.)	Mexico	48,960 fixed shares	144,000	34%
			187,939,828 variable shares	1,583,433,120	34%
Elizabeth Arden International Holding, Inc.	Elizabeth Arden (South Africa)(Pty) Ltd.	South Africa	34	100	34%
Elizabeth Arden International Holding, Inc.	Elizabeth Arden (Switzerland) Holding S.a.r.l.	Switzerland	34	100	34%

3 Revlon Manufacturing Ltd. owns 934,595 shares out of 9,345,947 total shares (10%).
4 A Foreign Subsidiary Holding Company.
5 RML, LLC owns 120 common units out of 12,000 total common units (1%).

LEGAL_US_E # 148179738.4

Execution Version
Schedule 2

LEGAL NAME, JURISDICTIONS OF ORGANIZATION, IDENTIFICATION NUMBER AND UCC FILING JURISDICTIONS

Name of Debtor/Pledgor	Jurisdiction of Organization/ Formation	Organizational Identification Number	UCC Filing Jurisdiction
Revlon Consumer Products Corporation	Delaware	2295691	Delaware
Beautyge Brands USA, Inc.	Delaware	2603311	Delaware
Revlon International Corporation	Delaware	0600924	Delaware
Roux Laboratories, Inc.	New York	57575	New York
Elizabeth Arden International Holding, Inc.	Delaware	3318007	Delaware

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LEGAL_US_E # 148179738.4

Annex I to
Third Lien BrandCo Stock Pledge Agreement
ASSUMPTION AGREEMENT, dated as of __________ __, 20__, made by ______________________________ (the “Additional Pledgor”), in favor of Jefferies Finance LLC, as collateral agent (in such capacity, the “Third Lien Collateral Agent”) for the Third Lien Secured Parties (as defined in the Credit Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
WHEREAS, Revlon Consumer Products Corporation, a Delaware corporation (the “Borrower”), Revlon, Inc., a Delaware corporation (“Holdings”), the financial institutions or other entities from time to time parties to the Credit Agreement (the “Lenders”) and Jefferies Finance LLC, as Administrative Agent and each Collateral Agent, have entered into that certain BrandCo Credit Agreement, dated as of May 5, 2020 (as amended, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Pledgor) have entered into the Third Lien BrandCo Stock Pledge Agreement, dated as of May 5, 2020 (as amended, waived, supplemented or otherwise modified from time to time, the “Third Lien Stock Pledge Agreement”) in favor of the Third Lien Collateral Agent for the benefit of itself and the other Third Lien Secured Parties;
WHEREAS, the Credit Agreement requires the Additional Pledgor to become a party to the Third Lien Stock Pledge Agreement; and
WHEREAS, the Additional Pledgor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Third Lien Stock Pledge Agreement;
NOW, THEREFORE, IT IS AGREED:
1. Stock Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Pledgor, as provided in Section 7.14 of the Third Lien Stock Pledge Agreement, hereby becomes a party to the Third Lien Stock Pledge Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder. The information set forth in Annex I hereto is hereby added to the information set forth in the Schedules to the Third Lien Stock Pledge Agreement. The Additional Pledgor hereby represents and warrants, to the extent applicable and with respect to itself, that each of the representations and warranties contained in Section 3 of the Third Lien Stock Pledge Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
LEGAL_US_E # 148179738.4

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL PLEDGOR],
as Pledgor
By:
Name:
Title:

2
LEGAL_US_E # 148179738.4

Annex I to
Assumption Agreement
Supplement to Schedule 1
Supplement to Schedule 2

LEGAL_US_E # 148179738.4